     Exhibit 99.1

Contact:	Michael Mitchell The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR U.S. AUDIENCES ONLY
FOR IMMEDIATE RELEASE:
THE MEDICINES COMPANY REPORTS FULL YEAR AND FOURTH QUARTER 2009 FINANCIAL RESULTS
Revenue growth driven by Angiomax® (bivalirudin) market share gains
Product portfolio expanded from existing cash flow
PARSIPPANY, NJ, February 17, 2010 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the full year and the fourth quarter of 2009.
Financial highlights for the full year of 2009:
•	Net revenue increased by $56 million or 16.1% to $404.2 million for 2009 from $348.2 million in 2008.
•	Angiomax U.S. sales increased by 14.6% to $382.9 million in 2009 compared to $334.2 million in 2008.

•	Angiomax/Angiox international net revenue in 2009 increased by 34.6% to $18.3 million compared to $13.6 million in 2008.

•	Cleviprex ® (clevidipine butyrate) has now been accepted by more than 425 hospital formularies and has been purchased by 454 hospitals in the United States. Net revenue in the first full commercial year of 2009 was $3.0 million.
•	Net loss for 2009 was ($76.2) million, or ($1.46) per share, compared to a net loss of ($8.5) million, or ($0.16) per share, for 2008. This loss was driven mainly by four items totaling $90.5 million: 1) the Company’s decision to fully reserve against its deferred tax assets ($48.1 million), 2) the acquisition of ApoA-1 Milano asset ($17.5 million), 3) milestone payments, license payments, and other costs, for three products (totaling $21.3 million), and 4) charges related to the Cleviprex recall ($3.6 million).

•	Non-GAAP net loss for 2009 was ($4.8 million), or ($0.09) per share, compared to non-GAAP net income of $37.2 million, or $0.72 per share for 2008. Non-GAAP net income excludes costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
Clive Meanwell, Chairman and Chief Executive Officer, stated, “In 2009 we added oritavancin, argatroban and ApoA-1 Milano to create a sector-leading portfolio in intensive and critical care that is diversified by stage and indication. These assets were financed by existing cash flow. In addition, we were able to grow Angiomax/Angiox market share and revenues in a hospital PCI market that was significantly depressed by the global economic crisis.”

Financial highlights for the fourth quarter of 2009:
•	Net revenue increased by 8.7% to $102.1 million for the fourth quarter of 2009 from $ 93.9 million in the fourth quarter of 2008.
•	Angiomax U.S. sales increased by 9.6% to $96.3 million in the fourth quarter of 2009 compared to $87.9 million in the fourth quarter of 2008.

•	Angiomax/Angiox international net revenue in the fourth quarter of 2009 decreased by 7.1% to $5.2 million compared to $5.6 million in the fourth quarter of 2008.

•	Cleviprex U.S. sales in the fourth quarter of 2009 amounted to $0.6 million.
•	Net loss for the fourth quarter of 2009 was ($73.5) million, or ($1.40) per share, compared to a net loss of ($4.2) million, or ($0.08) per share, for the fourth quarter of 2008. This loss was driven mainly by four items totaling $79.0 million: 1) the Company’s decision to fully reserve against its deferred tax assets ($43.6 million), 2) the acquisition of ApoA-1 Milano asset ($17.5 million), 3) milestone payments, license payments, and other costs for three products (totaling $14.3 million), and 4) charges related to the Cleviprex recall ($3.6 million).

•	Non-GAAP net loss for the fourth quarter of 2009 was ($25.6 million), or ($0.49) per share, compared to non-GAAP net income of $1.8 million, or $0.03 per share for the fourth quarter of 2008. Non-GAAP net income excludes costs associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.
The following table provides reconciliations between GAAP and non-GAAP net (loss) income for the full year (FY) and fourth quarter (Q4) of 2009 and 2008. Non-GAAP net income excludes the transaction charges related to the Targanta and Curacyte acquisitions, stock-based compensation expense and non-cash income taxes:

					Non-cash
				FAS 123R	Provision
	Reported	Targanta	Curacyte	Stock-Based	(Benefit) for	Non-GAAP
	GAAP Net	Acquisition	Acquisition	Compensation	Income	Net (Loss)
(in millions)	(Loss) Income	Costs	Costs	Expense	Taxes	Income (1)

FY 2009	($76.2)	$4.3	—	$19.4	$47.7	($4.8)

FY 2008	($8.5)	—	$13.2	$22.8	$9.7	$37.2

Q4 2009	($73.5)	—	—	$4.1	$43.8	($25.6)

Q4 2008	($4.2)	—	—	$5.4	$0.6	$1.8

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, Curacyte Discovery acquistion costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the full year (FY) and fourth quarter (Q4) of 2009 and 2008 are provided in the following table:

					Non-cash
				FAS 123R	Provision
	Reported	Targanta	Curacyte	Stock-Based	(Benefit) for
	GAAP	Acquisition	Acquisition	Compensation	Income	Non-GAAP
(per share)	EPS	Costs	Costs	Expense	Taxes	EPS (1)

FY 2009	($1.46)	$0.08	—	$0.37	$0.91	($0.09)

FY 2008	($0.16)	—	$0.25	$0.44	$0.19	$0.72

Q4 2009	($1.40)	—	—	$0.08	$0.84	($0.49)

Q4 2008	($0.08)	—	—	$0.10	$0.01	$0.03

Note: Amounts may not sum due to rounding.

(1)	Excluding the Targanta acquisition costs, Curacyte Discovery acquistion costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.
The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss full year and fourth quarter 2009 financial results and operational developments.

The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.
The dial in information is listed below:

Domestic Dial In:	800.599.9829
International Dial In:	617.847.8703
Passcode for both dial in numbers:	95981334
Replay is available from 11:30 a.m. Eastern Time following the conference call through February 24, 2010. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 99158077.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2009, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	Three months ended December 31,
	2009	2008

Net revenue	$102,060	$93,873

Operating expenses:
Cost of revenue	31,190	25,234
Research and development	48,925	23,202
Selling, general and administrative	46,969	47,900

Total operating expenses	127,084	96,336

Income (loss) from operations	(25,024)	(2,463)

Other income (loss)	(4,873)	(22)

Income (loss) before income taxes	(29,897)	(2,485)
Provision for income taxes	(43,597)	(1,713)

Net income (loss)	$(73,494)	$(4,198)

Basic earnings (loss) per common share	$(1.40)	$(0.08)

Shares used in computing basic earnings (loss) per common share	52,395	52,089

Diluted earnings (loss) per common share	$(1.40)	$(0.08)

Shares used in computing diluted earnings (loss) per common share	52,395	52,089

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	Year to Date December 31,
	2009	2008
Net revenue	$404,241	$348,157
Operating expenses:
Cost of revenue	118,148	88,355
Research and development	117,610	105,720
Selling, general and administrative	193,832	164,903

Total operating expenses	429,590	358,978

Income (loss) from operations	(25,349)	(10,821)

Other income (loss)	(2,818)	5,235

Income (loss) before income taxes	(28,167)	(5,586)
Provision for income taxes	(48,062)	(2,918)

Net income (loss)	$(76,229)	$(8,504)

Basic earnings (loss) per common share	$(1.46)	$(0.16)

Shares used in computing basic earnings (loss) per common share	52,269	51,904

Diluted earnings (loss) per common share	$(1.46)	$(0.16)

Shares used in computing diluted earnings (loss) per common share	52,269	51,904

The Medicines Company
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(in thousands)	2009	2008

ASSETS
Cash, cash equivalents and available for sales securities	$176,191	$216,206
Accrued interest receivable	922	1,336
Accounts receivable, net	29,789	33,657
Inventory	25,836	28,229
Prepaid expenses and other current assets	9,984	16,402

Total current assets	242,722	295,830

Fixed assets, net	25,072	27,331
Intangible assets, net	15,178	16,349
Restricted cash	7,049	5,000
Deferred tax assets	—	37,657
In Process Research & Development	69,500	—
Goodwill	14,934	—
Other assets	321	5,237

Total assets	$374,776	$387,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$86,619	$83,608
Contingent purchase price	23,667	—
Other Long Term Liabilities	24,101	5,771
Stockholders’ equity	240,389	298,025

Total liabilities and stockholders’ equity	$374,776	$387,404

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2009
		Targanta				Non-cash		Non-GAAP (5)
	GAAP(1)	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$102,060	$—		$—		$—		$102,060

Operating expenses:
Cost of revenue	31,190	—		(187	)(3)	—		31,003
Research and development	48,925			(672	)(3)	—		48,253
Selling, general and administrative	46,969	—	(2)	(3,250	)(3)	—		43,719

Total operating expenses	127,084	—		(4,109)		—		122,975

(Loss) income from operations	(25,024)	—		4,109		—		(20,915)

Other (loss)/income	(4,873)	—		—		—		(4,873)

(Loss) income before income taxes	(29,897)	—		4,109		—		(25,788)
Benefit (Provision) for income taxes	(43,597)	—	(2)	—		43,764	(4)	167

Net (loss) income	(73,494)	—		4,109		43,764		(25,621)

Basic (loss) earnings per common share	$(1.40)	$—		$0.08		$0.84		$(0.49)

Shares used in computing basic earnings (loss) per common share	52,395	52,395		52,395		52,395		52,395

Diluted (loss) earnings per common share	$(1.40)	$—		$0.08		$0.84		$(0.49)

Shares used in computing diluted (loss) earnings per common share	52,395	52,395		52,395		52,395		52,395

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,
	2009
	GAAP (1)	Targanta				Non-cash		Non-GAAP (5)
	As Reported	Acquisition		SFAS 123R		Tax Provision		As Adjusted
Net revenue	$404,241	$—		$—		$—		$404,241

Costs and expenses:
Cost of revenue	118,148	—		(884	)(3)	—		117,264
Research and development	117,610			(3,438	)(3)	—		114,172
Selling, general and administrative	193,832	(4,281	)(2)	(15,115	)(3)	—		174,436

Total operating expenses	429,590	(4,281)		(19,437)		—		405,872

Income (loss) from operations	(25,349)	4,281		19,437		—		(1,631)

Other (loss)/income	(2,818)	—		—		—		(2,818)

Income before income taxes	(28,167)	4,281		19,437		—		(4,449)
(Provision) benefit for income taxes	(48,062)		(2)	—		47,736	(4)	(326)

Net income (loss)	(76,229)	4,281		19,437		47,736		(4,775)

Basic (loss) earnings per common share	$(1.46)	$0.08		$0.37		$0.91		$(0.09)

Shares used in computing basic earnings (loss) per common share	52,269	52,269		52,269		52,269		52,269

Diluted earnings per common share	$(1.46)	$0.08		$0.37		$0.91		$(0.09)

Shares used in computing diluted earnings (loss) per common share	52,269	52,269		52,269		52,269		52,269

(1)	GAAP Results

(2)	Targanta Acquisition

(3)	Non-cash stock compensation expense

(4)	Non-cash income taxes

(5)	Non-GAAP Results